UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2013

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Helen Street, North St. Paul, Minnesota		55109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (651) 770-2000

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders of Aetrium Incorporated (the “Company”) at the Annual Meeting of Shareholders held on December 19, 2013 (the “Annual Meeting”): (i) the election of five directors of the Company, each to serve until the annual meeting of shareholders in 2014 or until their respective successors have been duly elected and qualified; (ii) approval of an advisory resolution regarding the compensation of the Company’s named executive officers; (iii) approval of an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers; and (iv) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Each director nominee was elected, the vote to set the frequency of the shareholder vote on executive compensation was for every one year, and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote.

Set forth below is the number of votes cast for, against or withheld, as well as the number of broker non-votes and abstentions as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

1.      Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Jeffrey E. Eberwein	214,919	2,230	718,284
Richard K. Coleman, Jr.	175,172	41,977	718,284
Galen Vetter	214,929	2,220	718,284
Daniel M. Koch	174,482	42,667	718,284
Paul H. Askegaard	174,482	42,667	718,284

2.	Approval of an advisory resolution regarding the compensation of Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
206,615	7,948	2,586	718,284

3.	Approval of an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers.

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
210,334	2,737	3,347	731	718,284

4.	Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
921,311	8,228	5,894	718,284

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2013	AETRIUM INCORPORATED

	By:	/s/ Paul H. Askegaard
Paul H. Askegaard
Treasurer